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                                                                    Exhibit 99.1


                         RICHARD D. COLBURN and AYR INC.

                                 1120 La Colina
                         Beverly Hills, California 90210



                                                        March 17, 2002

United Rentals, Inc.
Five Greenwich Office Park
Greenwich CT 06830

Gentlemen:

1.   Sale

     (a) Ayr Inc, a California corporation wholly-owned by Mr. Richard Colburn ("Ayr"), hereby sells to United Rentals, Inc. (the "Company"), and the Company hereby purchases from Ayr, 50,882 shares (the "Colburn Sold Shares") of Common Stock of the Company ("Common Stock") at $29.48 per share, for an aggregate purchase price of $1,500,000 (the "Colburn Purchase Price"). Mr. Colburn will as soon as practicable in the circumstances cause Ayr to deliver to the Company a certificate for the Colburn Sold Shares, together with a stock power therefor endorsed in blank, and the Company will pay the Colburn Purchase Price to Ayr against receipt of the stock certificate and stock power. Ayr may deliver to the Transfer Agent a certificate representing more than the Colburn Sold Shares, in which case the Company will, and will cause Transfer Agent to, take such action as may be necessary to transfer to the Company or to cancel the Colburn Sold Shares, and to return one or more certificates in such forms and amounts as Mr. Colburn may request for all shares in excess of the Colburn Sold Shares; such action shall be deemed delivery to the Company so long as Mr. Colburn and Ayr take any action and executes any documents reasonably requested by the Company or the Transfer Agent in connection therewith, and the Company will promptly wire transfer to Ayr or its order the amount of the Colburn Purchase Price.

     (b) Mr. Colburn and Ayr represent that Ayr owns the Colburn Sold Shares free and clear of all liens, claims and encumbrances and that, upon delivery of the Colburn Sold Shares as provided above, Mr. Colburn and Ayr will have delivered title to the Colburn Sold Shares to the Company free and clear of all liens, claims and encumbrances. Mr. Colburn and Ayr make no other representations or warranties whatsoever with respect to the Sold Shares. Neither the Company nor any of its affiliates makes any representations or warranties whatsoever to Mr. Colburn or Ayr. Mr. Colburn and Ayr are entering into this transaction solely as a result of such investigations as they deemed appropriate. The Company has made an independent

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          decision to purchase the Colburn Sold Shares, free of any influence by
          Mr. Colburn or Ayr.

2. In order to induce the Company to purchase the Colburn Sold Shares, Mr. Colburn and Ayr (together, the "Covenantors") jointly and severally agree that, during the 180-day period beginning on the date hereof, neither of the Covenantors will, nor will any of their affiliates on their behalf, without the prior written consent of the Company, make any contractual or other demand to register any shares of Common Stock in a manner that would require the filing of a registration statement before the end of such 180-day period, or offer, sell, contract to sell, or otherwise dispose of, any shares of Common Stock or any other securities of the Company or any derivative securities or derivative contracts the value of which is determined in whole or in substantial part (with substantial to mean more than 5%) by reference to the value of securities of the Company, whether or not such Common Stock or other securities have been registered and whether or not such offer, sale, contract or other disposition could otherwise be made under Rule 144 or otherwise.

3. The Covenantors release the Company and its affiliates from any claim that, and the Covenantors will not complain if, the Company and its affiliates possessed relevant information which the Covenantors did not possess, or which the Company or any affiliate should have disclosed publicly or to the Covenantors or any of them. Similarly, the Covenantors will not complain if for whatever reason the price of the Company's securities hereafter increases for any reason whatsoever, or if the Company or any of its affiliates at any time or times hereafter sells any Company securities at any price.

4. This Agreement may not be changed or terminated orally. It sets forth all understandings of the parties with respect to the subject matter hereof. It shall be governed by the internal laws of the State of Connecticut. The federal and state courts in Fairfield County Connecticut shall have exclusive jurisdiction on all matters relating to this Agreement.

5. This agreement shall become a binding contract only if it or a counterpart copy of it is signed by each party, with facsimile copies transmitted to the agents of the other parties, by 12:00 Midnight, Pacific Time, March 17, 2002.

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UNITED RENTALS, INC.                             AYR, INC.





By                                               BY
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                                                 ------------------------------

                                                 Richard Colburn

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